As filed with the Securities and Exchange Commission on September 17, 1999

                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------

                          ABN AMRO MORTGAGE CORPORATION
        (Exact name of registrant as specified in governing instruments)

           Delaware                         181 West Madison Street                         363886007
(State or other jurisdiction of             Chicago, Illinois 60602              (I.R.S. Employer Identification
incorporation or organization)      (Address of principal executive offices)                 Number)

                                -----------------

                             Joseph Krul, President
                          ABN AMRO Mortgage Corporation
                             181 West Madison Street
                             Chicago, Illinois 60602
                                 (248) 637-2530
                     (Name and address of agent for service)

                                -----------------

                                   Copies to:
                               Diane Citron, Esq.
                              Mayer, Brown & Platt
                                  1675 Broadway
                          New York, New York 10019-5820
                                 (212) 506-2500

                                -----------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

                                -----------------

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.  [   ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [ X ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ X ] 333-57027

         If this Form is a post-effective amendment filed pursuant to Rule
462(c) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration
statement for the same offering.  [   ]

                                -----------------

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
                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                 Proposed Maximum       Proposed Maximum
         Title of Securities                Amount to be        Offering Price Per     Aggregate Offering          Amount of
           being Registered                  Registered                Unit*                 Price*            Registration Fee
----------------------------------------------------------------------------------------------------------------------------------
Mortgage Pass-Through                        $4,000,000                100%                $4,000,000              $1,112(2)
Certificates(1)
==================================================================================================================================

*        Estimated solely for the purpose of calculating the registration fee.

(1) Also registered hereby are secondary market sales in Mortgage Pass-Through Certificates to be effected by ABN AMRO Incorporated, the volume of which cannot be determined.

(2) $393,660,986 aggregate principal amount of securities registered by the Registrant under Registration Statement No. 333-57027 referred to below and not previously sold are proposed to be consolidated in this Registration Statement concurrently with the effectiveness hereof pursuant to Rule 462(b). All registration fees in connection with such unsold amount of securities have been previously paid by the Registrant under the foregoing Registration Statement. Accordingly, the total amount proposed to be registered under the Registration Statement as so consolidated as of the date of this filing is $397,660,986.

================================================================================

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (Commission File No. 333-57027), including the exhibits thereto, filed by ABN AMRO Mortgage Corporation ("AAMC") with the Securities and Exchange Commission (the "Commission") on June 17, 1998, as amended by the Amendment No. 1 to Registration Statement on Form S-3 filed by AAMC with the Commission on September 18, 1998 are incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on the 9th day of September, 1999.


                             ABN AMRO Mortgage Corporation


                             By   s/s Stewart W. Fleming
                                ------------------------------------------------
                                   Name: Stewart W. Fleming
                                   Title: Vice President and Director


                                POWER OF ATTORNEY

       Each person whose signature appears below constitutes and appoints Stewart W. Fleming, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of ABN AMRO Mortgage Corporation), to sign this Registration Statement and any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent of any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


            Signature                   Title                                              Date
            ---------                   -----                                              ----
s/s Joseph Krul                         Chairman of the Board and President                9-9-99
---------------------------------       (principal executive officer)
Joseph Krul


s/s Michael Maher                       Chief Financial Officer
---------------------------------       (principal financial and accounting officer)       9-9-99
Michael Maher


s/s Stanley H. Rhodes                   Senior Vice President and Director                 9-9-99
---------------------------------
Stanley H. Rhodes


s/s Stewart W. Fleming                  Vice President and Director                        9-9-99
---------------------------------
Stewart W. Fleming






                                  EXHIBIT INDEX


                                                                                    Sequentially
 Exhibit No.                              Description                               Numbered Page
 -----------                              -----------                               -------------
    1.1*       Form of Underwriting Agreement.

    3.1*       Certificate of Incorporation of Registrant

    3.2**      Bylaws of Registrant

    4.1* Form of Pooling and Servicing Agreement, including forms of Class A and Class B Certificates and Residual Certificates attached as Exhibits A, B and C thereto.

    4.2*       Form of Mortgage Loan Purchase Agreement

    5.1        Opinion of Mayer, Brown & Platt re legality.

    8.1 Opinion of Mayer, Brown & Platt as to tax matters (included as part of Exhibit 5.1).

    23.1       Consent of Mayer, Brown & Platt (included as part of Exhibit 5.1).

    24.1       Power of Attorney (included in the signature page hereto)


*   Incorporated by reference to Registration Statement 333-42127

**  Incorporated by reference to Registration Statement 333-57027